As filed with the Securities and Exchange Commission on April 29, 1999
                                                  Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                       FORM S-8 REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                     Gemstar International Group Limited
           (Exact name of registrant as specified in its charter)
                             ___________________

      British Virgin Islands                           N/A
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                   135 North Los Robles Avenue, Suite 800
                         Pasadena, California  91101
                  (Address of principal executive offices)
                             ___________________

  Gemstar International Group Limited 1994 Stock Incentive Plan, as Amended
                                and Restated
                          (Full title of the plan)
                             ___________________

               Larry Goldberg, Secretary and Corporate Counsel
                       Gemstar Development Corporation
                   135 North Los Robles Avenue, Suite 800
                         Pasadena, California  91101
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (818) 792-5700
                             ___________________

                                  Copy to:
                   David A. Krinsky, O'Melveny & Myers LLP
                    610 Newport Center Drive, Suite 1700
                      Newport Beach, California  92660

                      CALCULATION  OF REGISTRATION  FEE
                                  Proposed    Proposed
                                  maximum     maximum
Title of          Amount          offering    aggregate          Amount of
securities        to be           price       offering           registration
to be             registered      per unit    price              fee
registered

Ordinary Shares,  10,900,000(1)  $101. 25(2)  $1,103,625,000(2)  $306,808(2)
$0.1 par          shares
value per
share


(1) This Registration Statement covers, in addition to the number of Ordinary Shares stated above, options and other rights to purchase or acquire the Ordinary Shares covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of Ordinary Shares which by reason of certain events specified in the Gemstar International Group Limited 1994 Stock Incentive Plan, as Amended and Restated (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Ordinary Shares on April 23, 1999, as reported on the Nasdaq National Market System and published in the Western Edition of The Wall Street Journal.

      The Exhibit Index for this Registration Statement is at page S-3.

 The Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act relates to a registration statement on Form S-8 (File No. 333-5304) under the Securities Act filed with the Commission with respect to 5,600,000 Ordinary Shares and a registration statement on Form S-8 (File No. 333-6886) under the Securities Act filed with the Commission with respect to an additional 3,500,000 Ordinary Shares.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part
I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The following documents of Gemstar International Group
Limited (the "Company") filed with the Commission are incorporated herein by reference:

     (a)  The Company's Annual Report on Form 10-K for the
          Company's fiscal year ended March 31, 1998, filed with the Commission on June 29, 1998, as amended on November 17, 1998;

     (b) The Company's Quarterly Reports on Forms 10-Q for the quarterly periods ended June 30, 1998, September 30, 1998, and December 31, 1998, filed with the Commission on August 14, 1998, November 16, 1998, and February 16, 1999, respectively;

     (c) The Company's Current Reports on Forms 8-K for event dates July 10, 1998 and August 18, 1998, filed with the Commission on July 13, 1998 and August 20, 1998, respectively; and

     (d) The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form F-1 dated April 15, 1996, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities



Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers



Item 7.  Exemption from Registration Claimed



Item 8.  Exhibits

     See the attached Exhibit Index on page S-3.

Item 9.  Undertakings

     The information and contents of Registration Statements
Nos. 333-5304 and 333-6886, each on Form S-8, which were previously filed with the Commission by the Company, are incorporated herein by this reference. Except for required opinions, consents, and signature pages and any information required in this Registration Statement that is not in the above-mentioned Registration Statements, information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on April 20, 1999.



                              By: /s/ Larry Goldberg
                                 Larry Goldberg,
                                 Secretary and Corporate Counsel




                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Henry C. Yuen, Elsie Ma Leung, and Larry Goldberg, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                Title               Date

/s/ Henry C. Yuen        Chief Executive        April 20, 1999
Henry C. Yuen            Officer, President
                         and Director
                         (Principal Executive
                         Officer)

/s/ Elsie Ma Leung       Chief Financial        April 20, 1999
Elsie Ma Leung           Officer and Director
                         (Principal Financial
                         and Accounting
                         Officer)


/s/ Larry Goldberg       Secretary, Corporate   April 20, 1999
Larry Goldberg           Counsel and Director

__________________       Director
Thomas L.H. Lau

/s/ George Carrier       Director               April 20, 1999
George Carrier

/s/ Teruyuki Toyama      Director               April 20, 1999
Teruyuki Toyama

/s/ Perry A. Lerner      Director               April 21, 1999
Perry A. Lerner

/s/ Douglas B. Macrae    Director               April 20, 1999
Douglas B. Macrae

/s/ James E. Meyer       Director               April 25, 1999
James E. Meyer

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit(1)

4.         Gemstar International Group Limited 1994 Stock
           Incentive Plan, as Amended and Restated.

5.         Opinion of Harney Westwood & Riegels
          (opinion re legality).

23.1      Consent of KPMG LLP
          (consent of independent auditors).

23.2      Consent of Counsel (included in Exhibit 5).

24.       Power of Attorney (included in this
          Registration Statement under "Signatures").




_______________________
(1)  Each exhibit index and exhibit of Registration Statements
Nos. 333-5304 and 333-6886, which were previously filed with the Commission by the Company, are incorporated herein by this reference.